Exhibit 14.1

Code of Ethics and Conduct Revised May 2014

Table of Contents Introduction Message from our CEO 3 OSI’s Mission & Corporate Values 4 Code Overview 5 Individual Responsibility Speaking Up 6 Our Responsibilities 7 Leaders’ Responsibilities 7 Conflicts of Interest 8 Trading Stock 8 Accepting Gifts 8 Interacting with Customers Competition & Fair Dealing 12 Non-disclosure Agreements 12 Protecting Third-Party Information 12 Corporate Citizenship and the Environment 12 Doing Business with Governments Government Contracting Compliance 13 Gifts to Government Employees 13 Anti-Corruption & Anti-Bribery 13 Trade Compliance 14 Political Contributions and Activities 14 Creating a Respectful & Safe Workplace Equal Opportunity 9 Harassment & Discrimination 9 Health & Safety 9 Protecting the Company Protecting OSI’s Assets 10 Confidential Information 10 Recordkeeping 10 Data Privacy 10 Corporate Opportunities 11 Using Company IT Resources 11 Hiring Government Employees 11 Social Media and Public Speaking 11 Corporate Governance Ethics & Compliance Program 15 Investigations and Audits 15 Policy Against Retaliation 16 Limitations of the Code 16 Code Waivers 16

A Message from our CEO 3 Deepak Chopra CEO and Chairman of the Board Colleagues, Over the years, we’ve worked hard together to create a company that contributes to making us safer and healthier. Our continued success will depend on our ability to maintain our strong reputation and preserve our customers’ trust. We must do this by living our core values of Integrity, Innovation, Accountability, and Teamwork. Our values should guide our conduct and our conduct must represent our values. This Code of Ethics and Conduct sets guidelines for how we will conduct ourselves. Whether you’re interacting with clients, developing our products, or involved in enhancing our business processes, this Code provides stringent expectations for our ethical behavior and standards. I expect each of us to read the Code, ask questions, and hold each other accountable for acting according to the highest of ethical standards. Our customers, shareholders, and colleagues depend on us to do the right thing — every time.

Our Mission and Values 4 OSI Systems develops innovative products and services that create customer value, demonstrates operational excellence by ensuring industry leading product performance, and seeks to create a work environment of trust and respect that recognizes and rewards job performance.  Integrity • We are honest and ethical. • We address issues openly and directly. • We demonstrate respect for our colleagues and customers. Innovation • We encourage innovation and creativity in everything we do. • We develop products which create value for our customers. • We anticipate and adapt to market needs and trends. Accountability • We do what we say we will do. • We take personal responsibility for achieving results. • We acknowledge and learn from our mistakes. Teamwork • We collaborate and support each other. • We strive to live our values and achieve the company’s mission. • We challenge each other to be efficient and productive.

Code Overview 5 This Code of Ethics and Conduct (“the Code”) contains our company’s general guidelines and requirements for conducting business according to the highest ethical standards and best practices. This Code applies to employees and officers of OSI Systems, Inc. (“OSI”) and our subsidiaries worldwide. Although this Code is not designed to address every ethical or compliance question that may arise, we have designed core principles to guide you in your daily decision-making processes. Ethics and Integrity One of our greatest assets, both as a company and as individuals, is our integrity. The foundation of this Code is centered around the underlying premise that everything we do must be based on sound ethical principles and with complete integrity. OSI expects you to exercise sound judgment when acting on behalf of the company and when your actions may be perceived as representative of our company. Compliance with Laws, Rules, and Regulations Obeying the law is part of the foundation on which our ethical standards are built. You have an obligation to comply with every applicable local, regional, or national law or regulation in those jurisdictions in which we have a presence and operate our business. Violations of these laws can be extremely costly to us and can subject us (or you) to civil and criminal penalties. We are subject to a number of highly complex laws, rules and regulations, including, without limitation, securities/insider trading laws, antitrust laws, employment laws, occupational health and safety and environmental laws, intellectual property laws, and laws governing the entertaining and hiring of government employees. As a government contractor, we must be diligent in our submission of accurate statements and claims to our customers, and we must abide by the rules on procurement integrity when we compete in the federal marketplace. As an employee of OSI, you are expected to understand and comply with all laws, regulations, and company policies that apply to your job position. If any doubt exists about whether a course of action is lawful, you should immediately seek advice from your supervisor, the Corporate Compliance Officer, Human Resources, or a member of the Legal Department.

Speaking Up 6 We are committed to operating according to the highest ethical standards and in full compliance with applicable laws and regulations. We expect you to “Speak Up” by raising issues and reporting any instances where you see or suspect a breach of this Code of Ethics and Conduct or have concerns about the way in which we’re doing business. We take seriously our responsibility to create a work environment where you feel comfortable “raising your hand” when issues arise. You may always contact: • your supervisor • a more senior manager • the Corporate Compliance Officer • any member of the Human Resources Team, or • any member of the Legal Department. Our company policy strictly prohibits retaliation against anyone who makes a report in good faith about a problem or concern. If, for any reason, you feel uncomfortable reporting your concern to the team members listed above, we encourage you to utilize the OSI Ethics Hotline. We contract with a third-party, EthicsPoint, to host and administer our Ethics Hotline. All reports are kept confidential and are immediately reviewed by senior management.  Visit http://osi.ethicspoint.com to make a report. This website also contains toll-free phone numbers in your country where you can make a report in your local language, 24-hours a day. Depending on the applicable laws in your country, you may be able to make the report with complete anonymity.

Our Responsibilities 7 Maintaining our commitment to ethics and compliance is a team effort — a commitment which has clear expectations for all employees. Our obligations extend beyond simply knowing what is included in our Code of Ethics and Conduct. We must all: • follow the letter and spirit of this Code and our company policies • complete required ethics and compliance activities, including periodic training and annual Code certifications • get advice from management or the Corporate Compliance Officer any time you are uncertain about how to apply the standards in this Code to a specific situation or your general work environment • Speak Up and report any known or suspected violations of our Code, applicable laws or regulations, or our company policy • use good judgment, and • be honest, transparent, and proactive in cooperating with all audits and investigations, both external and internal. Leaders’ Responsibilities Supervisors and managers have critical responsibilities regarding their conduct and be- havior. Our company depends on our leaders to model ethical decision-making and sound integrity in daily activity. As a leader, you are expected to: • lead by example • create a work environment that focuses on building relationships, recognizes efforts, and values open communication • demonstrate ethical leadership through your actions and communication • communicate to employees about this Code and applicable ethics and compliance policies • be proactive — seek out opportunities to address ethical and compliance challenges • build an environment where everyone feels comfortable asking you questions and reporting potential violations of this Code and related policies, and • never ask someone else or pressure them to do something that is inconsistent with this Code or our company’s values. We will not tolerate retaliation against an employee who make reports about potential issues or Speaks Up about potential challenges. Leaders will be held accountable for embodying our company values and treating employees with dignity and respect.

Individual Responsibilities Conflicts of Interest A conflict of interest exists when an individual’s duty of undivided commercial loyalty to our company is or is perceived to be prejudiced by actual or potential personal benefit from another source. Conflicts of interest may result directly through your activities or indirectly through the activities of a family member, a person sharing your household or a person with whom you are associated. You should actively avoid any outside activities that may raise a reasonable concern or make it difficult to perform your work objectively and effectively. You may not participate in any private business or professional activity or have any direct or indirect financial dealing that would create a conflict between your private interests and your responsibilities to our company. Generally, you may not solicit or accept salaries, fees, commissions or any other type of compensation from any individual or organization that conducts or seeks to conduct business with our company or one of our competitors. You may not make a loan or extend credit to or receive a loan or credit from those who deal with our company. You must not directly or indirectly attempt to influence any decision of our company in order to derive a personal or financial benefit. You may not serve on a board of directors or as a trustee or on a committee of any entity (whether for profit or not-for-profit) whose interests reasonably could be expected to conflict with those of our company. 8 How do I know if something is a Conflict of Interest? Conflicts of interest may not always be clear-cut and easy to define. We require that you fully disclose any situations that could be expected to give rise to a conflict of interest. If you suspect that you have a conflict of interest, or something that others could reasonably perceive as a conflict of interest, Speak Up and report it immediately to your supervisor, the Corporate Compliance Officer, Human Resources, or a member of the Legal Department, or the OSI Ethics Hotline. Trading Stock Since OSI is a publicly traded company, strict regulations and laws govern the purchase and sale of our stock. You are not permitted to buy or sell stock if you are in possession of information obtained through your employment at OSI that has not been publicly announced and could have a material effect on our business. In addition, our policy and applicable laws prohibit you from giving non-public information to others, such as friends and family. This may include tips on when to buy or sell stock while you are in possession of material, non- public information concerning our company. Note that Insider Trading laws may apply to changes to investment allocations or withdrawing funds in a 401(k) plan or Employee Stock Purchase Plan. Failure to abide by these regulations and OSI’s company policy may result in potential criminal liabilities and may result in company disciplinary action. Please review OSI’s Insider Trading Policy. Speak Up by contacting the Legal Department if you have specific questions about trading company stock or our Insider Trading Policy. Accepting Gifts Accepting gifts and entertainment may cause a conflict of interest, or the ap- pearance of a conflict between your personal interests and your professional responsibility at OSI. Our policy is not to accept gifts or entertainment from any supplier, potential supplier, customer, government employee, or any person who you believe may be seeking to influence business decisions or transactions. Occasionally, there may be times when declining or returning a gift would be impractical or embarrassing. In those rare instances, you may accept the gift on behalf of the company. However, you are required to Speak Up by reporting it to your manager, and seek further guidance from the Corporate Compliance Offi- cer. Failure to follow this process may result in disciplinary action. Can I accept a gift basket or wine during the holidays? Giving holiday gift baskets or food is a common business practice around the world. You may accept the gift and make it available for others to enjoy around the office. If the gift is excessive or may be perceived as an attempt to influence you, report the issue to your supervisor, a member of the Human Resources team, or the Corportate Compliance Officer.

Creating a Respectful and Safe Workplace 9 Equal Opportunity OSI is committed to providing a work environment that offers equal employment opportunity for everyone. We will make all employment decisions based on job-related qualifications without regard to race, color, gender, sexual orientation, religion, national origin, age, marital status, physical or mental disability, or veteran status. Harassment & Discrimination We believe in treating each other with dignity and respect. OSI does not tolerate harassment or discrimination in any form. “Harassment” may include unwelcome conduct or misconduct, whether verbal, physical or visual. Unacceptable conduct will not be tolerated, including: • Sexual misconduct: including, sexual advances, requests for sexual favors, sexually explicit language, off-color jokes, displaying inappropriate images, remarks about a person’s body or sexual activities, and inappropriate touching (both welcome and unwelcome), and • Disruptive conduct: including any other action that unreasonably disrupts or interferes with an employee’s work performance. If you feel that you have been harassed or discriminated against, Speak Up by contacting your supervisor, a member of the Human Resources Department, or the OSI Ethics Hotline. Health & Safety OSI Systems is committed to ensuring the safety and health of our employees. This commitment is a team effort, as we seek to ensure an injury-free work environment. Safety must be a top priority in everything we do. This requires that you are aware of applicable safety laws, regulations, and customer requirements. Safety Reporting Requirements are outlined in our Environmental, Health, and Safety Compliance Policy which may be found on our corporate intranet page. If you see any safety hazards or come across an unsafe practice or behavior, it’s is your duty to report the issue to your supervisor, Human Resources, the corporate EHS Compliance staff, or the OSI Ethics Hotline. Speak Up so we can look out for each other.

Protecting the Company Protecting OSI’s Assets We all have responsibility to help protect and use company assets for legitimate business purposes only. Theft, carelessness, and waste have a direct impact on our profitability. The use of company funds or assets, whether or not for personal gain, for any unlawful or improper purpose is strictly prohibited. You must ensure that you have returned all company assets in your possession in proper condition upon leaving the company. Confidential Information You are expected to help the company keep non-public company information confidential. OSI Systems and our global subsidiaries frequently create valuable, confidential information which the law allows us to protect and use for own benefit. Common examples may include: • employee information • business statistics • customer sales data • non-public financial targets or projections • trade secrets • information about new or upcoming products or product enhancements, or • research, code, or technical data. If you learn about or suspect any misuse or unauthorized disclosure of confiden- tial company information, Speak Up and report it immediately to your manager, the Corporate Compliance Officer, or the OSI Ethics Hotline. Recordkeeping As a publicly traded company, we are obligated to comply with applicable se- curities laws, regulations, and reporting requirements. Our corporate policy and these rules and regulations mandate that we maintain and disclosure accurate and complete material information regarding our business. It’s extremely im- portant that we maintain the trust and confidence of our investors and custom- ers. We will not tolerate inaccurate, incomplete, delayed, or falsified reporting. Employees who are involved with financial reporting are required to understand and comply with the US Generally Accepted Accounting Principles (GAAP) and other applicable standards. We will ensure that the company’s books and records and accounts are accurate and documented appropriately. Data Privacy OSI is committed to complying with applicable privacy and data protections laws in all jurisdictions where we do business. Sensitive information may include Personally Identifiable Information (“PII”) about our employees, customers, or business partners must be collected, stored, and used only for its intended and lawful purpose and with the appropriate notice to and/or consent of the individual, as required by local law. PII should always be kept up-to-date, accurate and secure, and should not be kept for longer than is necessary. Sensitive Information may only be accessed by employees which have a specific, current business need for the information. This information may not be shared with any third parties without consulting with your manager and the Legal Department. 10 What is considered a company asset? • Information (Intellectual property such as patents and trademarks, trade secrets, websites, applications, software, and information systems. • Employee time • Materials (including our products, components, raw materials, supplies, packaging) • Physical Property (including our sites, equipment, office supplies, security badges, IT equipment, phones, vehicles, etc.) • Money (including bank deposits) What is “PII”? Personally Identifyable Information (or PII) is commonly defined as information that can be used on its own or with other information to identify, contact, or locate a single person, or to identify an individual in context.

Protecting the Company 11 Corporate Opportunities As employees, we have a duty to the company to ensure that we serve and advance the company’s business interests in advance of our own. You may not: • compete with our company • behave in a way that could reasonably be expected to deprive the company of a business opportunity or hurt our reputation, or • use any company asset (including leads, information, technology, etc.) for personal gain. Speak Up to your supervisor or a representative from the Human Resources Department about any business opportunity covered by this Code that you wish to pursue. Using Company IT Resources OSI allows minimal and infrequent personal use of our company computers and telephones, but this use is subject to the requirements of our IT Policies. The company reserves the right to access voice and data transmissions using our resources at any time (subject to applicable laws and regulations). You may review our current IT Policies on the corporate intranet page. Hiring Government Employees US federal laws place certain restrictions on our ability to hire or retain current and former US government employees. Managers are strictly prohibited from engaging, conducting informal employment discussions, or interviewing current or former government employees without the explicit, advance approval of the Human Resources Department. Social Media and Public Speaking Social media networks allow us to share ideas, interact with customers, and promote our products and services. You should be mindful of our corporate values when utilizing social media networks for official use. Specifically, we should always be courteous and professional, and always maintain confidential business information. Personal use of social media should not adversely reflect the company. Only employees who have been specifically designated to speak on behalf of the company may issue statements or post on social media networks on behalf of the Company. Any personal usage of these networks must ensure that your participation is not construed as representative of the company. In addition, only authorized employees specifically designated by the company may speak to the media or make statements on the record on behalf of the company. Visit our corporate intranet page to reivew current policies, processes, and procedures. http://portal.osi-systems.com

Interacting with Customers 12 Competition & Fair Dealing You must strive to deal fairly with our customers, suppliers, competitors, other third parties and one another and to conduct our business with integrity and honesty. You must respect and protect any confidential or proprietary information shared with us by customers, suppliers and other third parties. You may not take unfair advantage of others through dishonest, unethical or illegal practices, including without limitation manipulation, concealment, abuse of privileged information, misrepresentation of material facts or false or misleading statements. We seek to outperform our competitors fairly and honestly through our superior performance and not through any unethical or illegal business practices. Non-disclosure Agreements When interacting with a third-party such as a vendor, supplier, or business partner, you may never share con- fidential company information without your manager’s approval and without a non-disclosure agreement in place. In addition, always limit the amount of confidential information shared to the minimum level required to address our business interest. Only employees who have been specifically designated with authority may sign a non-disclosure agreement with a third-party. Protecting Third-Party Information As part of your job, you may have access to confidential personal or business information regarding our customers, suppliers, vendors, or other business partners. This information must remain confidential and may only be shared with those who have a business need to know the information. You may not share the information outside of our company without explicit approval of your manager. In addition, our healthcare division and medical subsidiaries may be subject to UK, US, and international laws and regulations that govern the protection of patient information, including the Health Insurance Portability and Accountability Act (HIPAA) and the Health Information Technology for Economic and Clinical Health (HITECH) Act. Our Safe Harbor Policy is posted on our company’s website at http://www.osi-systems.com. What should you do? Suppose you were approached by a former coworker at our company who asked for your help accessing confidential information about a project he had previously managed. Since he had access to the information at one time already, would it be acceptable to help him out? No. Our policy requires that all third-party information be kept confidential and may only be used for current business needs. Employees without a need to utilize confidential information should not be granted access. Corporate Citizenship and the Environment As a global company, OSI recognizes its role to support and promote corporate social responsibility with regard to ethical conduct, respect for human rights, and protection of the environment. You are expected to observe applicable international laws and regulations and seek to enhance our business processes through sustainable methods. Our customers expect our products and services to be delivered in a sustainable manner. Business managers must be cognizant of the company’s global environmental footprint.

Doing Business with Governments Government Contracting Compliance OSI is committed to compliance with U.S. and international government contracting compliance. Business dealings with government customers often include additional regulatory and legal requirements. Employees involved in federal contracting processes (solicitation, bids, proposals, contract and program management, operations, etc.) must: • review and understand all applicable laws, regulations, and customer requirements associated with our bids, proposals, and contracts • provide timely, thorough, and accurate information in connection with our proposals, certifications, and representations • follow company protocol with regard to the review, approval, and signature of contract-related documents and processes • complete annual contracting compliance training, and • Speak Up and report any suspected misconduct or unethical conduct associated with a government contract or subcontract (including, but not limited to, overbilling the government, false information or claims, violation of law or statute, or other unethical behavior). Gifts to Government Employees U.S. and international government employees are required to abide by strict ethical guidelines that restrict their ability to receive gifts, meals, and entertainment. OSI’s policy requires that you avoid providing gifts, hospitality, or entertainment to government officials in order to avoid the appearance of improper influence. Different gift rules apply when you are dealing with government employees. All employees who interact with government employees or are involved in the company’s government contracts or sub-contracts are required to review our Government Contracting Handbook and Anti-Corruption Compliance (ACC) Program for specific guidelines that provide specific limitations on gift giving and entertainment. Anti-Corruption & Anti-Bribery We are firmly committed to complying with international anti-corruption and anti-bribery laws including the U.S. Foreign Corrupt Practices Act (FCPA) and the UK Bribery Act. OSI’s Anti-Corruption Compliance (ACC) policy strictly prohibits making, offering, promising, or authorizing a corrupt payment of money, or anything of value, to a government official or any other person in order to obtain or retain business, or to direct business, or to achieve any business-related objective. You are also prohibited from receiving a corrupt payment of money, or anything of value, in connection with your employment with our company. All employees are required to read and abide by our Anti-Corruption Compliance Policy, which places strict guidelines on extending gifts and entertainment, covering travel and accommodation expenses for third-parties, and interacting with OSI’s business partners. 13 What are our mandatory disclosure obligations to the U.S. government? We must be transparent and honest with the government in all of our business dealings. We must disclose any: • violations of federal criminal law in connection with a contract • violations of the civil False Claims Act • Buy American Act or Trade Agreements Act violations • overpayments. If you have any questions about our obligations, Speak Up and notify the Legal Department or our Ethics Hotline. Gifts to Healthcare Professionals Our healthcare division is also subject to unique regulations and laws that specifically govern interactions with government healthcare professionals. Employees in this division are expected to read and abide by our Healthcare Conduct Responsibility Policy. Can my department pay for travel for government officials? In certain circumstances, it might be necessary for government officials to travel to our facilities to complete final product inspections or to attend training. Business units must seek approval from their divison’s Anti-Corruption Compliance Officer prior to authorizing any expenditures. No other company officers or employees are autorized to grant such approval.

Doing Business with Governments 14 Trade Compliance We must comply with applicable international import and export laws and regulations. U.S. laws restrict the transfer, export, and sale of products or technical data from the United States to certain prescribed countries and individuals as well as re-export of certain such items from one non-U.S. location to another. Many countries in which we operate have similar laws and regulations, including the U.K. and Malaysia. If you are involved in importing and exporting goods and data, you are responsible for knowing and following these laws and our company policy. We do not cooperate with foreign boycotts that are not approved by the U.S. government. If you receive a request related to any boycott, contact the Export Control, Corporate Compliance, or Legal departments and do not respond to the request. U.S. and U.K. law prohibits transactions with certain persons or entities that have violated export-related laws or are believed to pose a threat to national security. Additionally, doing business with certain countries may result in imposed economic sanctions. We must perform due diligence before any transaction that has an international element to determine whether such parties are on applicable restricted party lists. Stay connected to the latest Trade Compliance Regulations via our Trade Compliance Portal on the corporate intranet website. Political Contributions and Activity Our company will not make any contributions to political parties, candidates, or public officials, except as permitted by law. Contributions made by individual employees, agents, or representatives will not be reimbursed directly or indirectly by OSI Systems, Inc., even when made in our company’s name. OSI Systems, Inc. has a Political Action Committee (PAC), known as OSI PAC, to which U.S. employees may contribute. Our company can legally make campaign contributions to political candidates and organizations in the U.S. All employee contributions to the PAC are completely voluntary. With the exception of the PAC, our company does not permit employees to use company time or resources for political activities. This prohibition includes using telephones, e-mail, faxes, and photocopying machines, as well as soliciting contributions. No employee, director, or officer is permitted to pressure another employee or supplier to make a political contribution, volunteer for a political activity, or attend a political event. Question: May I participate in a political rally being held outside of business hours? Answer: Yes. However, you should make it clear to the event sponsors that you are not representing our company. Also, you should not wear a company uniform or any item with our company’s name on it. Your audience at the rally must not be led to believe that we are endorsing a particular candidate or political view.

Corporate Governance 15 Ethics & Compliance Program Our corporate Ethics & Compliance Program is designed to ensure that we operate according to the highest ethical standards and comply with the laws, regulations, and other requirements to which we are subject. This Code is an integral part of our Ethics & Compliance Program. In addition, the Program ensures that our company: • sets ethics & compliance standards • implements controls to mitigate key risk areas • conducts appropriate training for employees and third-parties • maintains a hotline for reporting concerns • monitors and audits programs to prevent and detect misconduct, and • promotes our “culture of compliance”. The OSI Systems Board of Directors has designated the Vice President, Corporate Compliance (“Corporate Compliance Officer”) responsible for the day-to-day operation of our Ethics & Compliance Program. In addition, the company has established an Ethics & Compliance Committee to provide oversight and support for the company’s Ethics & Compliance Program. The Corporate Compliance Officer reports to the Board of Directors in all matters related to Ethics & Compliance. OSI takes compliance with our Code of Ethics and Conduct very seriously. Employees who fail to comply with this Code and the company’s values may be subject to strict disciplinary actions, including termination of employment. Visit http://portal.osi-systems.com/lawdepartment/compliance to view the current contacts within the company’s Ethics & Compliance Program. Investigations and Audits We require that you cooperate with investigations, audits, or government inquiries and to respond appropriately to legal proceedings of all kinds. Further, you are required to immediately notify the Legal Department if you receive any correspondence regarding an external investigation, inquiry, subpoena, or legal proceeding involving the company. From time to time, the Legal Department may issue “document preservation holds” which will specifically require you to preserve documents, correspondence, and data related to a particular topic. You are expected to take such notices seriously and ensure full compliance. Throughout the course of any investigation or audit, you are required to conduct yourself with integrity and may not, directly or indirectly, mislead or obstruct the company’s auditors, counsel, or compliance staff. Failing to provide relevant information during an investigation will be viewed as intentional obstruction and may result in disciplinary action. OSI will conduct all internal investigations with diligence and respect, and in conformance with the OSI Investigation Protocol (http://portal.osi-systems.com/lawdepartment/compliance).

Corporate Governance 16 Policy Against Retaliation OSI Systems will not tolerate retaliation against any employee who makes a report in good faith, even if it turns out after an investigation that there has not been a violation of the Code of a company policy. Examples of retaliation may include modifications to any aspect of employment, including hiring, firing, pay, job assignments, promotions, scheduling, layoff, training, fringe benefits, and any other term or condition of employment. All questions and reports of known or suspected violations of the law or this Code will be treated with sensitivity and discretion. Any reprisal or retaliation against an officer, director or employee because such individual, in good faith, sought help or made a report will be subject to disciplinary action, including potential termination of employment. If you are concerned about retaliation or believe that you have been subject to retaliation for reporting a possible violation of this Code, you should immediately contact the Human Resources Department, the Corporate Compliance Officer, or a member of the Legal Department. Limitations of the Code No Code of Ethics and Conduct could possibly address all of the ethical or compliance issues which may arise during the course of normal business. We count on you to know our policies, act responsibly, and make sound decisions based on our core values. This Code and the topics it addresses are neither a contract of employment nor a guarantee of continuing company policy. We reserve the right to amend, supplement, or discontinue this Code and the matters ad- dressed herein at any time without prior notice. In the event of a revision or modification, the current Code will always be posted on the company’s intranet home page and public website. Code Waivers Waivers of this Code will be considered on a case-by-case basis and only in appropriate circumstances. Any waiver of this Code for directors and named executive officers may only be considered by our Board of Directors and decided in writing. Any waiver of this Code for employees must be authorized by the Corporate Compliance Officer.

OSI1ISYSTEMS,INC.